Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Tracy A. Porter, Carol B. Samaan and Brittany N. Harris as such person’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to:

(a)               prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID (or any successor form), including amendments thereto, and any other documents necessary or appropriate to obtain, update, maintain, or renew EDGAR access credentials (including, without limitation, CIK confirmation codes, passphrases, account credentials, multifactor authentication credentials, and any other access codes or authentication methods required by the SEC), and to enroll, participate in, and comply with the SEC’s EDGAR Next platform (including managing account administrators, technical administrators, delegated entities, and authorized users), in each case as necessary or appropriate to enable the undersigned to make electronic filings with the SEC of reports required by Section 16(a) or any rule or regulation of the SEC promulgated thereunder;

(b)               execute for and on behalf of the undersigned, in any capacity including without limitation in the undersigned’s capacity as an officer and/or director of Janus Living, Inc. (the “Company”), or as a trustee, beneficiary or settlor of a trust, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, and Form 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules thereunder, or any successor forms;

(c)               do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or such Form 144, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority, including without limitation taking any actions required under the SEC’s EDGAR Next platform or any successor electronic filing system; and

(d)               take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act and/or Rule 144 under the Securities Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4, and 5 or Form 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company. This Power of Attorney supersedes and replaces all previous Powers of Attorney that I have previously granted in connection with my reporting obligations under the Exchange Act or the Securities Act with respect to my holdings of and transactions in securities issued by the Company, and I hereby revoke all previous such Powers of Attorney that have been granted by me.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of March 9th, 2026.

/s/ Kelvin O. Moses
Kelvin O. Moses